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                                                                   Exhibit 10.38


                      AMENDED AND RESTATED PROMISSORY NOTE


$2,098,000.00                                 August 1, 2000, as amended and
                                              restated, effective April 24, 2001


         FOR VALUE RECEIVED, Thomas M. Burkardt (the "Maker"), promises to pay to Unisphere Networks, Inc., a Delaware corporation (the "Company"), or order, at its principal executive offices, the principal sum of Two Million Ninety-Eight Thousand Dollars ($2,098,000.00), together with interest on the unpaid principal balance of this Note from time to time outstanding at a rate per annum equal to the Floating Rate (as defined below), which interest shall be payable in arrears semi-annually beginning six (6) months from the date of this note, until paid in full. Principal and interest on this Note shall be paid in full on January 1, 2004.

         "Floating Rate" shall mean a rate per annum equal to the six month LIBOR index rate, plus fifty (50) basis points, which such rate shall be redetermined and changed on each six month anniversary of this Note (or if any such six month anniversary is not a business day, on the next succeeding Business Day). "Business Day" shall mean any day other than Saturday, Sunday or any other day on which commercial banks in the State of New York are authorized or required to close under the laws of the State of New York. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

         Payment of this Note is secured by a security interest in shares of Common Stock of the Company acquired by the Maker pursuant to the Restricted Stock Agreement between the Maker and the Company of even date herewith (the "Restricted Stock Agreement"), pursuant to a pledge agreement of even date herewith between the Maker and the Company (the "Pledge Agreement").

         The Company shall have (i) full recourse against the Collateral under the Pledge Agreement in connection with the repayment of the principal of the Note and accrued interest thereon and (ii) recourse up to the Recourse Amount (as hereinafter defined) against any other assets of the Maker. The Recourse Amount as of any time shall mean (i) 25% of the principal amount hereof reduced by 25% of each payment of principal made by or on behalf of the Maker from any source and (ii) the full amount of accrued interest under this Note.

         The Maker may at any time and from time to time prepay, in whole or in part, any of the principal balance hereof or accrued interest thereon.

         The Maker may make any payment under this Note in cash and/or by surrender to the Company of shares of Common Stock of the Company held by the Maker ("Shares") having a Fair Market Value equal to the amount being paid; provided any such Shares shall have been held by the Maker and free of the Purchase Option set forth in the Restricted Stock Agreement for a period of at least six months prior to such surrender. "Fair Market Value" shall mean: (i) if the Common Stock is then listed on the Nasdaq National Market or a national securities exchange, the last reported sale price of the Common Stock of the Company on the date of payment or (ii) if the Common Stock is not so listed, the then fair market value of the Common Stock as agreed upon by the Maker and the Board of Directors of the Company or, absent such agreement, the then fair market value as determined by an investment banking firm of national
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standing mutually selected by the Maker and the Company (such fair market value to be determined on a going concern basis without discount for illiquidity or minority interest). The cost of any such investment banking firm shall be shared equally by the Maker and the Company. If the Shares are exchanged for securities of another company pursuant to an Acquisition Event (as defined in the Restricted Stock Agreement), the Maker may make payment under this Note by surrender of such securities, valued in accordance with the foregoing. Any surrendered shares or securities shall be free of all liens and encumbrances and shall be duly endorsed for transfer to the Company.

         This Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (individually, "an Event of Default" and collectively, "Events of Default"):

         1. default in the payment when due of any principal or interest under this Note which is not cured within 10 days after written notice thereof (provided that any delay in payment attributable to a delay in the determination of the fair market value of Shares to be surrendered in payment of principal or interest shall not be considered a default);

         2.       the occurrence of any Event of Default under the Pledge
                  Agreement; or

         3. the institution by or against the Maker of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally or the making by the Maker of a composition or an assignment or trust mortgage for the benefit of creditors.

         Upon the occurrence of an Event of Default, the holder shall have then, or at any time thereafter, all of the rights and remedies afforded the secured creditor by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law.

         No delay or omission on the part of the holder in exercising any right under this Note or the Pledge Agreement shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind.

         All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and this Note is executed as an instrument under seal.




                                            /s/ Thomas M. Burkardt
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                                            Thomas M. Burkardt


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